Exhibit 99.1

PRESS RELEASE

Cool Holdings Announces Delisting From Nasdaq

and Applies to Have Common Stock Traded on OTCQB

MIAMI, November 6, 2019 – Cool Holdings, Inc. (NASDAQ: AWSM) (the “Company” or “Cool Holdings”) announced that it withdrew its oral hearing request (the “Request”) it previously submitted to the Nasdaq Hearings Panel (the “Panel”) on October 7, 2019. The Request was submitted to the Panel after the Company received a letter from the Nasdaq Listing Qualifications Staff on October 1, 2019 (the “Letter”) stating that it was still not compliant with the minimum stockholders’ equity requirement of Nasdaq Listing Rule 5550(b) and would be suspended from the Nasdaq Capital Market (“Nasdaq”) at the opening of business on October 10, 2019.  Additionally, the Letter stated a Form 25-NSE would be filed by Nasdaq with the Securities and Exchange Commission (the "SEC") to remove the Company’s shares of common stock from listing and registration on Nasdaq (the “Delisting”).  The submission of the Request stayed the Delisting from proceeding, subject to a hearing in front of the Nasdaq Hearings Panel which was to occur on November 21, 2019 (the “Hearing”).

The Company originally intended to appeal the Delisting at the Hearing.  However, the board of directors, in consultation with senior officers of the Company (collectively, the “Management”) subsequently reviewed a number of considerations and factors.  After assessing the Company’s business, finances, the price of its common stock and regulatory requirements of Nasdaq, Management determined that the potential negative impact, financial and otherwise, to the Company and its stockholders from corporate and other actions required to regain compliance with Nasdaq rules to end the Delisting were not warranted.

As a result of withdrawing the Request, the Company received notification from Nasdaq that its common stock will be suspended at the opening of business on November 8, 2019, and a Form 25 to complete the Delisting will be filed with the SEC by Nasdaq when all its internal appeal periods have expired.

The Company has applied to have its common stock traded on the Over-the-Counter OTCQB Venture Market (the "OTCQB") and anticipates launching on the OTCQB the same date the Delisting occurs.  The Company will continue to file periodic and other reports with the SEC as the Company’s common stock will remain registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Commenting on the move, Rein Voigt, president and chief executive officer of Cool Holdings, stated: “This was an extremely difficult decision for us to make, but we feel it is appropriate in the circumstances as we work to restructure and recapitalize our Company after the recent acquisition of Simply Mac, Inc., the largest Apple Premiere Partner in the United States.  The OTCQB will provide us with a lower-cost trading platform, while maintaining liquidity and transparency for our stockholders, and we will have the ability to take appropriate corporate actions without the regulatory delays we have been constrained by in the past.”

About Cool Holdings, Inc.

Cool Holdings is a Miami-based company currently comprised of Simply Mac and OneClick, two chains of retail stores and an authorized reseller under the Apple® Premier Partner, APR (Apple® Premium Reseller) and AAR MB (Apple® Authorized Reseller Mono-Brand) programs and Cooltech Distribution, an authorized distributor to the OneClick® stores and other resellers of Apple® products and other high-

profile consumer electronic brands.  Additional information can be found on its website at www.coolholdings.com.

Forward-looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, including those related to launching and trading on the OTCQB, the benefits of delisting from NASDAQ and trading on the OTCQB, the timing for trading on the OTCQB and having the Company’s common stock remain registered under Section 12(g) of the Exchange Act involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements, including actions by third parties, such as Apple, NASDAQ, the SEC and the OTC. A list and description of various risk factors related to Cool Holdings, Inc. can be found and reviewed at www.sec.gov. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

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Contact:

Vernon A. LoForti
vern.loforti@infosonics.com
858-373-1675